FRANKLIN GLOBAL TRUST

                          INVESTMENT ADVISORY AGREEMENT


         THIS INVESTMENT ADVISORY AGREEMENT made between FRANKLIN GLOBAL TRUST, a Delaware business trust (the "Trust"), on behalf of each series listed on Schedule A (each a "Fund"), and FRANKLIN ADVISERS, INC., a California corporation (the "Adviser").

         WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statement under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser and to have an investment adviser perform various management, statistical, research, investment advisory and other services for each Fund; and,

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to each Fund.

         NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

         1. Employment of the Adviser. The Trust hereby employs the Adviser to manage the investment and reinvestment of the Funds' assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Funds or the Trust in any way or otherwise be deemed an agent of the Funds or the Trust.

         2. Obligations of and Services to be Provided by the Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

                  A.         Investment Advisory Services.

                             (a)       The Adviser shall manage each Fund's
assets subject to and in accordance with the investment objectives and policies of each Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the investment of each Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to each Fund's investment securities shall be exercised. The Adviser shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions made with respect to the investment of each Fund's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions, and (iii) the extent to which those decisions have been implemented.

                             (b)       The  Adviser,  subject to and in
accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of each Fund, orders for the execution of each Fund's securities transactions. When placing such orders, the Adviser shall seek to obtain the best net price and execution for each Fund, but this requirement shall not be deemed to obligate the Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Funds and the Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Funds will benefit, directly or indirectly, by doing so, the Adviser may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.

                             Accordingly,  the Trust and the Adviser agree
that the Adviser shall select brokers for the execution of each Fund's transactions from among:

                             (i) Those brokers and dealers who provide quotations and other services to the Funds, specifically including the quotations necessary to determine the Funds' net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

                             (ii) Those brokers and dealers who supply research, statistical and other data to the Adviser or its affiliates which the Adviser or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Funds, or which place the Adviser in a better position to make decisions in connection with the management of each Fund's assets and securities, whether or not such data may also be useful to the Adviser and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of each Fund may also be considered as a factor in the selection of broker-dealers to execute the Funds' portfolio transactions.

                             (c)       When the  Adviser has  determined
that a Fund should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Adviser nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Adviser or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Trust on behalf of the affected Fund shall enter into an agreement with the Adviser and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

                             (d)       The Adviser shall render regular reports
to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Adviser, on behalf of each Fund, with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

                             (e)       The  Adviser  agrees  that no
 investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Adviser's paramount duty to obtain the best net price and execution for each Fund.

                             (f)       Decisions on proxy voting shall be
 made by the Adviser unless the Board of Trustees determines otherwise. Pursuant to its authority, Adviser shall have the power to vote, either in person or by proxy, all securities in which each Fund may be invested from time to time, and shall not be required to seek or take instructions from each Fund with respect thereto. Adviser shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in each Fund, or the issuers thereof, including actions involving bankruptcy. Should Adviser undertake litigation against an issuer on behalf of a Fund, the Fund agrees to pay its portion of any applicable legal fees associated with the action or to forfeit any claim to any assets Adviser may recover and, in such case, agrees to hold Adviser harmless for excluding the Fund from such action. In the case of class action suits involving issuers held in each Fund, Adviser may include information about each Fund for purposes of participating in any settlements.

                  B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials. The Adviser, its officers and employees will make available and provide accounting and statistical information required by each Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

                  C. Other Obligations and Services. The Adviser shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of each Fund and its investment activities.

                  D. Delegation of Services. The Adviser may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for each Fund for which it is responsible under this Agreement. The Adviser will compensate any Sub-Adviser for its services to each Fund. The Adviser may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of each Fund's shareholders is obtained. The Adviser will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

         3. Expenses of the Fund. It is understood that each Fund will pay all of its own expenses other than those expressly assumed by the Adviser herein, which expenses payable by the Fund shall include:

                  A. Fees and expenses paid to the Adviser as provided herein;

                  B. Expenses of all audits by independent public accountants;

                  C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of its shares;

                  D. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

                  E. Salaries and other compensations of executive officers of the Trust who are not officers, directors, stockholders or employees of the Adviser or its affiliates;

                  F.  Taxes levied against the Fund;

                  G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Fund;

                  H.  Costs, including the interest expense, of borrowing money;

                  I. Costs incident to meetings of the Board of Trustees and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of the Fund's and the Trust's legal existence;

                  J. Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

                  K. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the Adviser or any of its affiliates;

                  L. Costs and expense of registering and maintaining the registration of the Fund and its shares under federal and any applicable state laws; including the printing and mailing of prospectuses to its shareholders;

                  M.   Trade association dues;

                  N. The Fund's pro rata portion of fidelity bond, errors and omissions, and trustees and officer liability insurance premiums; and

                  O. The Fund's portion of the cost of any proxy voting service used on its behalf.


         4. Compensation of the Adviser. Each Fund shall pay an advisory fee in cash to the Adviser based upon a percentage of the value of each Fund's net assets, calculated as set forth in the written schedule of fees annexed hereto as Schedule B and incorporated herein, as compensation for the services rendered and obligations assumed by the Adviser, during the preceding month, on the first business day of the month in each year.

                  A. For purposes of calculating such fee, the value of the net assets of each Fund shall be determined in the same manner as that Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Fund's current prospectus and statement of additional information.

                  B. The advisory fee payable by each Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith and to the extent necessary to comply with the limitations on expenses which may be borne by each Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. The Adviser may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Adviser shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of each Fund's expenses, as if such waiver or limitation were full set forth herein.

                  C. If this Agreement is terminated prior to the end of any month, the accrued advisory fee shall be paid to the date of termination.

         5. Activities of the Adviser. The services of the Adviser to each Fund hereunder are not to be deemed exclusive, and the Adviser and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and Section 10(a) of the 1940 Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Adviser or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its affiliates may be interested in each Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act.

         6.       Liabilities of the Adviser.

                  A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or the Funds or to any shareholder of each Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by each Fund.

                  B. Notwithstanding the foregoing, the Adviser agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Adviser or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the Adviser or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Adviser or any of its affiliates or any of their officers, directors, employees or stockholders. The Adviser shall not be obligated pursuant to the provisions of this Subparagraph 6.B., to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Adviser or any of its affiliates from the sale of his shares of the Adviser, or similar matters. So long as this Agreement is in effect, the Adviser shall pay to the Trust the amount due for expenses subject to this Subparagraph 6.B. within thirty (30) days after a bill or statement has been received by the Adviser therefor. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Adviser or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

                  C. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         7.       Renewal and Termination.

                  A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one (1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on the Agreement.

                  B.  This Agreement:

                             (i)    may at any time be terminated  without
the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Adviser;

                             (ii)   shall immediately terminate with
respect to each Fund in the event of its assignment; and

                             (iii)  may be terminated by the Adviser on
sixty (60) days' written notice to each Fund.

                  C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

                  D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

         8. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 29th day of December, 2000.


By:     /s/David P. Goss
        ________________________

        David P. Goss
Title:  Vice President and Assistant Secretary


FRANKLIN ADVISERS, INC.


By:     /s/Charles E. Johnson
        _______________________

Title:  President





                                   SCHEDULE A


                          INVESTMENT ADVISORY AGREEMENT
                                     between
                             FRANKLIN ADVISERS, INC.
                                       and
                              FRANKLIN GLOBAL TRUST
                                  on behalf of

                             Franklin Global Aggressive Growth Fund
                             Franklin Global Growth Fund
                             Franklin Global Small Cap Growth Fund


IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to the Investment Advisory Agreement to be executed and effective on the 29th day of December, 2000.

FRANKLIN GLOBAL TRUST

By:     /s/David P. Goss
        ________________________

        David P. Goss
Title:  Vice President and Assistant Secretary


FRANKLIN ADVISERS, INC.


By:     /s/Charles E. Johnson
        _______________________

Title:  President



                                   SCHEDULE B


The rate of the management fee payable by the Franklin Global Aggressive Growth Fund, Franklin Global Growth Fund and Franklin Global Small Cap Growth Fund shall be calculated daily at the following annual rates:

               0.800% of the value of its net assets up to and including $500,000,000; and

               0.700% of the value of its net assets over $500,000,000 up to and including $1,000,000,000; and

               0.650% of the value of its net assets over $1,000,000,000 up to and including $1,500,000,000; and

               0.600% of the value of its net assets over $1,500,000,000 up to and including $6,500,000,000; and

               0.575% of the value of its net assets over $6,500,000,000 up to and including $11,500,000,000; and

               0.555% of the value of its net assets over $11,500,000,000 up to and including $16,500,000,000; and

               0.540% of the value of its net assets over $16,500,000,000 up to and including $19,000,000,000; and

               0.530% of the value of its net assets over $19,000,000,000 up to and including $21,500,000,000; and

               0.520% of the value of its net assets over $21,500,000,000.


IN WITNESS WHEREOF, the parties hereto have caused this Schedule B to the Investment Advisory Agreement to be executed and effective on the 29th day of December, 2000.


FRANKLIN GLOBAL TRUST


By:     /s/David P. Goss
        ________________________

        David P. Goss
Title:  Vice President and Assistant Secretary


FRANKLIN ADVISERS, INC.


By:     /s/Charles E. Johnson
        _______________________

Title:  President